Exhibit 99.1

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	March 31,	December 31,
	2014	2013

ASSETS

Current assets
Cash and cash equivalents	$6,511	$15,031
Accounts receivable, net of allowances of $2,553 in 2014 and $2,540 in 2013	36,573	46,591
Inventories	39,079	44,539
Prepaid expenses and other current assets	1,499	2,403
Deferred income tax assets	8,009	7,917

Total current assets	91,671	116,481

Property and equipment, net of accumulated depreciation at $6,345 in 2014 and $5,778 in 2013	4,897	5,004

Intangible assets, net of accumulated amortization at $25,878 in 2014 and $23,431 in 2013	38,772	41,219

Deferred income tax assets	11,377	11,377

Note receivable	801	801

Other assets	541	588

Total assets	$148,059	$175,470

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$13,893	$15,207
Income taxes payable	1,710	6,359
Accrued liabilities	2,067	2,608
Accrued wages and wage related expenses	1,046	891
Deferred revenue	78	159
Sales returns liability	5,442	7,872

Total current liabilities	24,236	33,096

Revolving line of credit	-	17,543

Total liabilities	24,236	50,639

Stockholders' equity
Common stock, $0.001 par value; 100,000 shares authorized;
32,560 and 32,331 shares issued in 2014 and 2013, respectively	33	32
Additional paid-in capital	83,408	82,807
Accumulated other comprehensive income (loss)	(17)	93
Note receivable collateralized by stock	(348)	(348)
Treasury stock, 2,312 and 1,756 common shares in 2014 and 2013 respectively, at cost	(12,485)	(9,997)
Retained earnings	53,232	52,244

Total stockholders' equity	123,823	124,831

Total liabilities and stockholders' equity	$148,059	$175,470

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013

Net sales	$49,003	$51,471
Cost of sales	31,225	32,472

Gross profit	17,778	18,999

Operating expenses:
Advertising and marketing	2,008	2,338
Selling, general and administrative	11,403	12,280
Amortization of definite-lived intangibles	2,427	2,374

Total operating expenses	15,838	16,992

Income from operations	1,940	2,007

Other income (expense):
Interest expense	(44)	(227)
Loss from equity method investment in HzO	-	(607)
Other income and (expense)	90	(20)

Total other expense	46	(854)

Income before provision for income taxes	1,986	1,153

Income tax provision	(998)	(277)

Net income	$988	$876

Earnings per share:

Basic earnings per share	$0.03	$0.03

Diluted earnings per share	$0.03	$0.03

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principals (GAAP).  In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address.  We present this financial information because we believe that it is helpful to some investors as a measure of our operations.  We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation		Three months ended
		March 31, 2014		March 31, 2013

Net income in accordance with GAAP		$988		$876

Adjustments:

a.	Stock based compensation expense	520		1,038
b.	Depreciation and amortization	3,020		3,094
c.	Other (income) expense	(46)		854
d.	Provision for income taxes	998		277

Adjusted EBITDA		$5,480		$6,139

Pro forma Net Income Reconciliation - Three Months Ended March 31, 2014 and 2013		Three months ended
		March 31, 2014		March 31, 2013

Net income in accordance with GAAP		$988		$876

Adjustments:

a.	Stock based compensation expense	520		1,038
b.	Amortization of intangibles	2,447		2,388
c.	Other expense excluding cash interest expense and loss on equity method investment	(73)		50
d.	Loss on equity method investment	-		607
e.	Income tax effects	(1,107	) *	(1,330)*

Pro forma net income		$2,775		$3,629

Pro forma diluted EPS		$0.09		$0.11

Weighted average number of shares outstanding - diluted		30,864		31,726

* For comparative purposes, we applied an annualized statutory tax rate of 38.25%

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